ORIGINAL

STANDARD INDUSTRIAL REAL ESTATE LEASE

MAJESTIC-CCC IV PARTNERS,
a California general partnership,
and
NM MAJESTIC HOLDINGS, LLC,
a Delaware limited liability company

collectively, as Landlord,

and

THE SINGING MACHINE COMPANY, INC.,
a California corporation,

as Tenant

INDEX

EXHIBITS

INDEX OF MAJOR DEFINED TERMS

STANDARD INDUSTRIAL REAL ESTATE LEASE

(MULTI-TENANT GROSS LEASE FORM)

ARTICLE ONE: **BASIC TERMS**

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of this Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. **Date of Lease:** January 31, 2013

Section 1.02. **Landlord (include legal entity):** Majestic-CCCIV Partners, a California general partnership, and NM Majestic Holdings, LLC, a Delaware limited liability company (collectively, "**Landlord**")

Address of Landlord: 13191 Crossroads Parkway North
Sixth Floor
City of Industry, California 91746
Attention: Property Manager

Section 1.03. **Tenant (include legal entity):** THE SINGING MACHINE COMPANY, INC., a Delaware corporation,

Trade Name: SMC GLOBAL, INC.,

Address of Tenant: 6301 N W 5th Way, Suite 2900
Fort Lauderdale, Florida 33309
Attention: Gary Atkinson
Telephone: (954) 596-1000
Fax: (954) 596-2000

Section 1.04 **Park/Building/Property:** The "**Park**" is Landlord's multi-building real property development situated in the City of Ontario, California, more commonly known as Majestic Airport Center – Ontario (CCC IV), that includes nine (9) buildings with collectively an approximate 3,260,000 rentable square feet. The Park includes the land, the building, other buildings located on the land, all other improvements located on the land and the Common Areas (defined in Section 4.05(a)). The "**Building**" is located in the Park and consists of an approximately 350,000 rentable square foot building more commonly known as 4060 East Jurupa Street, Ontario, California. The "**Property**" is that approximately 85,918 rentable square foot portion of the Building commonly known as 4060 East Jurupa Street, Unit B, Ontario, California, and outlined in red on Exhibit "A" attached hereto. The Building and the Property are depicted on Exhibit "A" attached hereto.

Section 1.05 **Term.**

(a) **Lease Term:** Eighty-seven (87) Lease Months.

(b) **Lease Commencement Date:** June 1, 2013

(c) **Lease Expiration Date:** August 31, 2020

Section 1.06. **Permitted Uses:** (See Article Five) Only for warehousing, storage, packaging and distribution of musical related electronic products and other related consumer products and for office and administrative uses related thereto.

Section 1.07. **Initial Security Deposit:** (See Section 3.03) $131,067.90.

Section 1.08. **Tenant's Guarantor:** None.

Section 1.09. **Brokers:** (See Article Thirteen)

Landlord's Broker:	Majestic Realty Co. 13191 Crossroads Parkway North Sixth Floor City of Industry, California 91746
Tenant's Broker:	Synergy Real Estate Group, Corporate Advisory 11030 Arrow Route Suite 311 Rancho Cucamonga, CA 91730

Section 1.10. **Base Rent:**

Lease Month	Monthly Installment of Base Rent
1 through 30	$37,804.00 (*See Section 3.02)
31 through 60	$40,639.30
61 through 87	$43,689.30

Section 1.11. **Tenant's Pro Rata Share:**

Park:	2.64%
Building:	24.55%

ARTICLE TWO: **LEASE TERM**

Section 2.01. **Lease of Property For Lease Term.** The term of this Lease (the "**Lease Term**") shall be as set forth in Section 1.05(a) and shall commence on the date (the "**Lease Commencement Date**") set forth in Section 1.05(b) and shall terminate on the date (the "**Lease Expiration Date**") set forth in Section 1.05(c), unless sooner terminated or extended as hereinafter provided. At any time during the Lease Term, Landlord may deliver to Tenant a notice of Lease Term Dates in the form as set forth in Exhibit "E", attached hereto, which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof. The terms and provisions of this Lease shall be effective as of the date of this Lease.

Section 2.02. **Intentionally Deleted.**

Section 2.03. **Early Occupancy.** Tenant shall have the right to access the Property for the purpose of installing and/or storing over standard equipment or fixtures and preparing the Property for Tenant's use and regular business operations; provided that: (i) this Lease has been fully executed and delivered; (ii) Landlord has received the Security Deposit and fourth (4th) month's Base Rent; (iii) Tenant and its agents do not interfere with Landlord's Work, as such term is defined in Section 6.03(c) of this Lease, on the Property; (iv) Tenant has obtained its insurance policies as set forth in Section 4.04 of this Lease and Landlord is in receipt of Tenant's insurance binder naming Landlord as additional named insured; and (v) all of the terms and conditions of this Lease shall apply, other than Tenant's obligation to pay Base Rent, Real Property Taxes, insurance premiums or Common Area Costs, as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 2.01) upon such entry into the Property by Tenant. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Property and against injury to any persons caused by Tenant's actions or anyone's actions who are directly or indirectly employed by the Tenant pursuant to this Section 2.03. Tenant shall assume all risk of loss to Tenant's personal property, merchandise and fixtures.

Section 2.04. **Holding Over.** In the event (i) Tenant retains possession of the Property and holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, or (ii) Tenant has vacated the Property, but has failed to return exclusive possession of the Property in the manner required by this Lease, such tenancy shall be from month-to-month only and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the immediately prior Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Section 2.04 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Property to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 2.04 shall not be deemed to limit nor constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Property upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

Section 2.05. **Option to Extend Lease Term.**

2.05.1 **Option Right**. Landlord hereby grants to the Tenant one (1) option ("**Option**") to extend the Lease Term for a period of five (5) years ("**Option Term**") on the same terms and conditions as set forth in this Lease but at an

increased Base Rent, as set forth below. Such Option shall be exercisable only by written notice delivered by Tenant to Landlord not more than two hundred seventy (270) days nor less than one hundred eighty (180) days prior to the expiration of the Lease Term. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the above-referenced prescribed time period, such Option shall lapse, and there shall be no further right to extend the Lease Term. Such Option shall be exercisable by Tenant on the express conditions that at the time of the exercise, and at all times prior to the commencement of such Option Term, Tenant shall not be in default under any of the provisions of this Lease. Following Tenant's timely and valid exercise of the Option, Landlord shall prepare and Tenant shall execute and deliver to Landlord an amendment to this Lease confirming the term of the Extension and the amount of Base Rent payable by Tenant during such Extension.

2.05.2 **Personal**. The Option granted herein is personal to the Tenant named above (the "**Original Tenant**") and shall not be transferable to any other person or entity, including (but not limited to) any sublessee of all or any portion of the Property and any assignee or other transferee of Tenant's interest in this Lease, whether such interest was assigned or transferred intentionally or by operation of law. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest under this Lease to an entity prior to the exercise of the Option (whether with or without Landlord's consent), such Option shall lapse. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under this Lease to an entity after the exercise of the Option but prior to the commencement of the Option Term (whether with or without Landlord's consent), then such Option shall lapse, in Landlord's sole discretion, and the Lease Term shall expire as if such Option were not exercised. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under this Lease after the exercise of the Option and after the commencement of the Option Term related to such Option, then the term of this Lease shall expire upon the expiration of the Option Term during which such sublease or transfer occurred.

2.05.3 **Option Rent**. The Base Rent payable by Tenant during the Option Term (the "**Option Rent**") shall commence upon the first (1st) day of the first (1st) month of the Option Term ("**Option Rental Adjustment Date**") and shall be an amount equal to the greater of (i) the Base Rent being paid by Tenant under this Lease immediately prior to the Option Term and (ii) the face or stated rent, including all escalations, being quoted by landlords for non-sublease, non-encumbered space comparable in size, location and quality to the Property for a term of five (5) years ("**Fair Market Value**"). In no event shall Landlord be entitled to provide or consider any tenant improvement or other allowances or concessions in connection with the Option Rent. The "Fair Market Value" of the Property shall be determined in the following manner:

(a) Not later than one hundred (100) days prior to the applicable Option Rental Adjustment Date, Landlord and Tenant shall negotiate, in good faith, the Fair Market Value of the Property as of such Option Rental Adjustment Date. If Landlord and Tenant have not agreed upon the Fair Market Value of the Property at least ninety (90) days prior to the applicable Option Rental Adjustment Date, the Fair Market Value shall be determined as follows:

(b) If Landlord and Tenant are not able to agree upon the Fair Market Value of the Property within the above-referenced prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seventy-five (75) days prior to the applicable Option Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one (1) appraiser, as indicated above, not later than sixty-five (65) days prior to the applicable Option Rental Adjustment Date. Within ten (10) days thereafter, the two (2) appointed appraisers shall appoint a third (3rd) appraiser, as indicated above. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the Fair Market Value of the Property. If both parties fail to appoint appraisers within the prescribed time periods, then the first (1st) appraiser thereafter selected by a party shall determine the Fair Market Value of the Property. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third (3rd) appraiser, if applicable. The above-referenced appraisers shall have at least five (5) years' experience in appraising, for sale and lease, of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as the Society of Industrial Realtors or equivalent.

(c) For the purposes of such appraisal, the term "Fair Market Value" shall mean the price that a ready and willing tenant would pay, as of the applicable Option Rental Adjustment Date, and a ready and willing landlord of property comparable to the Property would accept, as monthly rent if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single appraiser is chosen, then such appraiser shall determine the Fair Market Value of the Property. Otherwise, the Fair Market Value of the Property shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third (3rd) appraisal shall be disregarded. In no event, however, shall the Base Rent be reduced by reason of such computation below the Base Rent being paid by Tenant under this Lease immediately prior to the applicable Rental Adjustment Date. Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the Fair Market Value not later than thirty (30) days prior to the applicable Option Rental Adjustment Date. If the Fair Market Value is not determined prior to the applicable Option Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Property immediately prior to such Option Term, until the Fair Market Value is determined. When the Fair Market Value of the Property is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent determined hereunder.

ARTICLE THREE: **BASE RENT; SECURITY DEPOSIT**

Section 3.01. **Time and Manner of Payment**. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.10 above for the fourth (4th) month of the Lease Term. On the first (1st) day of the fifth (5th) month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance,

without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first (1st) day of such month or if any rental payment is for a period which is shorter than one (1) month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. As used herein, the term "**Lease Month**" shall mean each consecutive month during the Lease Term, with the first (1st) Lease Month commencing on the Lease Commencement Date. For purposes of this Lease, the term "**Lease Year**" shall mean each consecutive twelve (12) month period during the Lease Term commencing with the first (1st) Lease Month.

Section 3.02. **Abatement of Base Rent.** Provided that Tenant is not in default under the terms of this Lease, Tenant shall be entitled to a monthly Base Rent credit in an amount equal to Thirty-Seven Thousand Eight Hundred Four and 00/100 Dollars ($37,804.00) per month, which is attributable to the Base Rent due for the first (1st), second (2nd) and third (3rd) Lease Months. Accordingly, if Tenant is in default under this Lease and shall fail to cure such default within the time, if any, permitted for cure pursuant to this Lease, Landlord may, at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under this Lease that Tenant shall immediately become obligated to pay to Landlord all Base Rent abated hereunder, with interest as provided pursuant to this Lease from the date such Base Rent would have otherwise been due but for the abatement provided herein.

Section 3.03. **Security Deposit; Increases.**

(a) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.07 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. Tenant is not entitled to any interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

(b) Each time the Base Rent is increased after the initial Lease Term, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.

(c) Upon termination of this Lease, not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute. Tenant agrees that upon any termination resulting from Tenant's default, the Security Deposit may be held and applied against future damages.

Section 3.04 **Letter of Credit.**

(a) In General. In lieu of depositing with Landlord the Security Deposit, as provided for in Section 3.03 above, Tenant shall have the option to deliver to Landlord concurrent with Tenant's execution of this Lease, an unconditional, clean irrevocable letter of credit (the "**L-C**") in the amount of One Hundred Thirty-One Thousand Sixty-Seven and 90/100 Dollars ($131,067.90) ("**L-C Amount**"), which L-C shall be issued by an Investment Grade money-center bank (a bank which accepts deposits, maintains accounts, has a local Los Angeles office which will negotiate a letter of credit; and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in a form and content as set forth in Exhibit "B" attached hereto. The L-C Amount shall equal three (3) months Base Rent; and in accordance therewith, each time the Base Rent is increased after the initial Lease Term, the L-C Amount shall be increased. Tenant shall pay all expenses, points and/or fees (including, without limitation, to all Landlord's bank charges) in obtaining, maintaining, transferring, modifying and drawing upon the L-C.

(b) Application of the L-C. The L-C shall be held by Landlord, for at least sixty (60) days following the expiration of the Lease Term (as maybe extended or renewed), as collateral for the faithful performance by Tenant of all the terms, covenants, and conditions of the Lease. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of rent, if Tenant fails to renew the L-C at least sixty (60) days before its expiration or if Tenant becomes insolvent, Landlord may immediately, but shall not be required to, draw upon all or any portion of the L-C for payment of any rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit (the "**L-C Security Deposit**"). Landlord shall not be required to keep the L-C Security Deposit separate from its other accounts or pay any interest on the L-C Security Deposit. If any portion of the L-C (including the L-C Security Deposit) is drawn upon, Tenant shall, within five (5) days after written demand therefore as Landlord shall specify, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the L-C Amount then required under this Lease or (ii) reinstate the L-C to the L-C Amount then required under this Lease, and Tenant's failure to do so shall immediately be a material default

under this Lease. The sum of L-C Security Deposit and the amount remaining in the L-C shall not exceed the L-C Amount. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Property and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C. If Tenant shall fully and faithfully perform each and every provision of this Lease to be performed by it, then the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant sixty (60) days following the expiration of the Lease Term (as may be extended or renewed).

ARTICLE FOUR: **OTHER CHARGES PAYABLE BY TENANT**

Section 4.01. **Additional Rent.** All charges payable by Tenant other than Base Rent are called "**Additional Rent.**" Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" or "Rent" shall mean Base Rent and Additional Rent. Without limitation on other obligations of Tenant which shall survive the expiration or earlier termination of the Lease Term, the obligations of Tenant to pay Rent shall survive the expiration or earlier termination of the Lease Term. The failure of Landlord to timely furnish Tenant the amount of the Rent shall not preclude Landlord from enforcing its rights to collect such Rent.

Section 4.02. **Property Taxes.**

(a) **Real Property Taxes.** Landlord shall pay the "**Base Real Property Taxes**" (defined below) for the Property during the Lease Term. The annual Base Real Property Taxes for the Property are Thirty-Four Thousand Eight Hundred Nineteen and 91/100 Dollars ($34,819.91). Tenant shall pay Landlord the amount, if any, by which the real property taxes (defined in Section 4.02(b) below) during the Lease Term exceed the Base Real Property Taxes. Subject to Section 4.02(c), Tenant shall make such payments within fifteen (15) days after Tenant's receipt of a statement from Landlord showing the amount and computation of such increase. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term.

(b) **Definition of "Real Property Taxes."** "**Real Property Taxes**" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real Property Taxes" do not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

(c) **Joint Assessment.** If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the Real Property Taxes payable by Tenant under Section 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

(d) **Personal Property Taxes.**

(i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

(ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

Section 4.03. **Utilities.** Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other properties, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after Tenant's receipt of Landlord's written statement indicating Tenant's proportionate share of the cost. Tenant acknowledges and agrees that (1) this Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of utility services or any other services, and (2) Landlord has no obligation of any kind concerning the provision of any such services. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in this Section 4.03, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, terrorist acts, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay rent as required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline without affecting Tenant's obligations under this Lease. Tenant recognizes that security services, if any, provided by Landlord at the Building are for the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives

any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Property or the Building.

Section 4.04. **Insurance Policies.**

(a) **Landlord Insurance.** During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall provide protection against loss or damage due to fire or other casualties covered within the classification of fire standard extended coverage, vandalism, malicious mischief, sprinkler leakage and any other perils which Landlord, Landlord's lender or ground lessor deems reasonably necessary. Landlord shall have the right to obtain terrorism, wind, flood and earthquake insurance and other forms of insurance as Landlord or any mortgagee, deed of trust beneficiary or ground lessor holding a security, reversionary or other interest in the Property may require. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by or on behalf of Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to the annual total of Base Rent, estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04; provided, however, Tenant's share of Landlord's insurance deductible shall not exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00). Tenant shall not do or permit anything to be done which invalidates any such insurance policies. Landlord, at its sole option, may also obtain non-primary comprehensive public liability insurance in an amount and with coverage determined by Landlord, insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory nor primary as to Tenant's liability insurance hereunder.

(b) **Tenant Insurance**. During this Lease Term, Tenant, at Tenant's sole cost and expense, shall maintain: (1) Statutory Workers' Compensation (or state approved self-insurance) and Employer's Liability insurance, with a limit of One Million and 00/100 Dollars ($1,000,000.00), each accident, Two Million and 00/100 Dollars ($2,000,000.00) policy limit, and Two Million and 00/100 Dollars ($2,000,000.00) each employee for all persons employed by Tenant who may come into or occupy the Building; (2) Commercial Auto Liability with a limit of Two Million and 00/100 Dollars ($2,000,000.00) Combined Single Limit for Bodily Injury and Property Damage (such coverage shall include Owned, Non-Owned, and Hired Auto Liability for such vehicles driven on and around the Building, if Tenant does not own company vehicles, a letter to that effect from an officer or principal of Tenant in addition to proof of Non-Owned and Hired Auto Liability as stated above is required); (3) "All Risks" Personal Property insurance, covering the full replacement cost of Tenant's personal property whether owned, leased, or rented, including but not limited to inventory, trade fixtures, furniture, equipment, office contents, any interior improvements constructed within the Property and any alterations to the Property made by or on behalf of Tenant (including such alterations, which according to the terms and conditions of this Lease shall become property of Landlord at the termination of this Lease); and (4) a policy of Commercial General Liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property, with the initial amount of such insurance to be Three Million and 00/100 Dollars ($3,000,000.00) per occurrence (collectively, "**Tenant Insurance**"). Tenant Insurance limits shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. Tenant Insurance shall (i) be primary and non-contributing; (ii) contain a "separation of insureds" clause (or equivalent); (iii) contain contractual liability coverage respecting Tenant's indemnity obligations under Section 5.5 below; (iv) not have a deductible amount in excess of Ten Thousand Dollars ($10,000.00); (v) contain cross-liability endorsements; and (vi) name Landlord, Landlord's lender and any affiliate of Landlord designated by Landlord as "Additional Named Insured" and "Loss Payee." The amount and coverage of such Tenant Insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease.

(c) **Payment of Premiums.** Landlord shall pay the "**Base Premiums**" for the insurance policies maintained by Landlord under Paragraph 4.04(a). The annual Base Premiums for the Property are Eighteen Thousand Thirty-Six and 48/100 Dollars ($18,036.48). Tenant shall pay Landlord the amount, if any, by which the insurance premiums for all policies maintained by Landlord under Section 4.04(a) have increased over the Base Premiums, whether such increases result from the nature of Tenant's occupancy, any act or omission of Tenant, the requirement of any lender referred to in Article Eleven (Protection of Lenders), the increased value of the Property or general rate increases. Subject to Section 4.05, Tenant shall pay Landlord the increases over the Base Premiums within fifteen (15) days after receipt by Tenant of a copy of the premium statement or other evidence of the amount due. If the insurance policies maintained by Landlord cover improvements or real property other than the Property, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Property showing, in reasonable detail, how such amount was computed. If this Lease Term expires before the expiration of the insurance period, Tenant's liability shall be pro-rated on an annual basis.

(d) **General Insurance Provisions**.

(i) Before the Lease Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04.

(ii) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage, including the cancellation or modification of any required endorsements. If Tenant fails to carry the required insurance, such failure shall automatically be deemed to be a covenant by Tenant to self-insure such required coverage, with a full waiver of subrogation in favor of Landlord (in the case of deemed self-insurance of Tenant's required property insurance).

(iii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's prior written consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iv) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under this Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

(v) Landlord and Tenant each hereby waives any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Landlord and Tenant shall each require their respective insurance companies to include a standard waiver of subrogation provision in their respective policies.

Section 4.05. **Common Areas; Use, Maintenance and Costs.**

(a) **Common Areas.** As used in this Lease, **"Common Areas"** shall mean all areas within the Building and/or Park which are available for the common use of tenants of the Building and/or Park and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Landlord shall use commercially reasonable efforts that such activities do not permanently, materially and negatively impact Tenant's use of the Property.

(b) **Use of Common Areas.** Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Building and/or Park Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

(c) **Maintenance of Common Areas.** Landlord shall maintain the Common Areas in good order, condition and repair, and shall operate the Building, Property and/or Park, in Landlord's sole discretion, as a first-class industrial/commercial real property development. Tenant shall pay, as Additional Rent, Tenant's Pro Rata Share (as determined in accordance with Section 4.05(f) below and subject to Landlord's obligation to pay the Base Common Area Costs, as defined in Section 4.05(d) below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas (collectively, the **"Common Area Costs"**) in accordance with this Section 4.05. Landlord may cause any or all of the services for the Common Areas to be provided by third parties and the cost of such services shall be included in Common Area Costs.

(d) **Payment of Base Common Area Costs.** Landlord shall pay the **"Base Common Area Costs"** (defined below) for the following routine Common Area Costs during the Lease Term: (i) landscape maintenance; (ii) tree trimming; (iii) minor landscape repairs; (iv) parking lot sweeping; (v) exterior gopher control; (vi) irrigation water; and (vii) ESFR pump testing, servicing and monitoring (including electricity and related phone line charges). The Base Common Area Costs are Twelve Thousand Nine Hundred Eleven and 27/100 Dollars ($12,911.27) per year. Tenant shall pay Landlord, Tenant's Pro Rata Share (as defined below) of the amount, if any, by which such costs during the Lease Term exceed the Base Common Area Costs.

(e) **Payment of Other Common Area Costs.** In addition to Tenant's payment to Landlord of the amount, if any, that exceeds the Base Common Area Costs pursuant to Section 4.05(d) of this Lease, Tenant shall also pay Landlord, Tenant's Pro Rata Share of all other Common Area Costs incurred during the Lease Term, which such costs shall include, but are not limited to, costs and expenses for the following: landscaping beyond routine landscape maintenance for which Landlord maintains through its landscape contract; outdoor utilities (including, but not limited to, sewage and lighting); ESFR pump repairs; cleaning, maintaining, repairing, resurfacing and repaving of the Common Area driveways, roads, parking areas, yard areas, loading areas, curbs, walkway and other Common Area outdoor paved or covered surfaces; insurance (including, but not limited to, premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance); all property taxes and assessments levied on or attributable

to the Common Areas, all Common Area improvements and all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and maintenance, exterior building painting, asphalt slurry sealing of the parking lot and driveway and other appropriate reserves; and a reasonable management fee (which Tenant's Pro Rata Share shall not exceed three percent (3%) of the gross rents of the Property for the calendar year).

(f) **Tenant's Pro Rata Share.** Tenant shall pay Tenant's Pro Rata Share (as defined below) of all Common Area Costs specified in Section 4.05(d) (if any) and Section 4.05(e) (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. **"Tenant's Pro Rata Share"** shall be calculated by dividing the square foot area of the Property, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of the Building and/or Park (as applicable based on the cost item) which is leased or held for lease by tenants, as of the date on which the computation is made. Tenant's initial Pro Rata Share is set out in Section 1.11. Notwithstanding the foregoing, Landlord shall have the right, from time to time, to equitably allocate some or all of the Common Area Costs among different tenants of the Building and/or Park (as applicable based on the cost item) (the **"Cost Pools"**) whereupon Tenant's Pro Rata Share will be calculated by dividing the rentable square foot area of the Property by the aggregate rentable square foot area of space at the Park included in such Cost Pool. Such Cost Pools may include, but shall not be limited to, the pooling of certain buildings within the Park as to their location with respect to a particular Common Area Cost item or the pooling of a portion of another building with the Property. Any changes in the Common Area Costs and/or the aggregate area of the Park leased or held for lease during the Lease Term shall be effective on the first (1st) day of the month after such change occurs. Landlord may, at Landlord's election and subject to the Base Common Area Costs, estimate in advance the annual cost of all maintenance and repair costs for which Tenant is liable under this Section 4.05 and require that Tenant pay such estimated amount to Landlord, in monthly installments, together with Base Rent. Landlord may adjust such estimates at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within one hundred twenty (120) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the actual maintenance and repair costs paid or incurred by Landlord during the preceding calendar year. Upon receipt of such statement, and except for reserves, if any, collected by Landlord pursuant to Section 4.05(e) above, which shall be retained by Landlord, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of said actual costs and expenses for such period. The provisions of this Section 4.05 shall survive the expiration or earlier termination of the Lease Term.

(g) **Maintenance of Common Areas.** Notwithstanding the foregoing, Common Area costs for purposes of this Lease shall not, however, include:

1. costs, including marketing costs, legal fees, advertising and promotional expenses, and brokerage fees incurred in connection with other tenants or costs incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Park (excluding, however, such costs relating to any Common Areas of the Park or parking facilities);

2. depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment, excluding, however, (i) amortization (including interest on the unamortized cost) over the useful life as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; and (ii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over its useful life as Landlord shall reasonably determine;

3. costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else;

4. all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

5. Landlord's general corporate overhead and general and administrative expenses which would not constitute operating expenses in accordance with generally accepted accounting principles;

6. overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

7. any increase in insurance premium to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant of the Building;

8. costs and expenses of enforcing leases against other tenants, including attorneys' fees;

9. costs of organizing and maintaining Landlord's existence as a corporation, partnership, limited liability company or other entity, including Landlord's general corporate overhead and administrative expenses; and

10. costs arising from Landlord's charitable or political contributions.

Section 4.06. **Late Charges**. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs is impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount ("**Late Charge**"). The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be charged a late charge with respect to the first late payment by Tenant during any twelve (12) month period, unless Tenant has failed to make such payment within five (5) business days after delivery by Landlord of written notice that such payment is late.

Section 4.07. **Interest on Past Due Obligations**. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest ("**Interest**") at the rate of ten percent (10%) per annum (the "**Interest Rate**") from the due date of such amount. Tenant, however, shall not pay Interest on a Late Charge. The payment of interest by Tenant shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 4.08. **Impounds for Insurance Premiums and Real Property Taxes**. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12) month period, Tenant shall pay Landlord an amount equal to one-twelfth (1/12) of the annual Real Property Taxes and insurance premiums payable by Tenant under this Lease, together with each monthly payment of Base Rent (the "**Impound Account**"). Tenant shall not earn any interest on the impound account. If unknown, Landlord shall reasonably estimate the amount of Tenant's Real Property Taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

Section 4.09. **Application of Payments**. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

ARTICLE FIVE: **USE OF PROPERTY**

Section 5.01. **Permitted Uses**. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above and for no other purpose whatsoever; provided that such Permitted Use (i) does not create any abnormal or excessive wear and tear on the building, decrease the value of the Property, Building or Park, or constitute waste thereof; (ii) does not involve the fabrication, assembly, packaging of liquids or manufacturing of any product on, in or about the Property; (iii) does not create any risk of Environmental Damages (defined in Section 5.03.1(C) below or Hazardous Material (defined in Section 5.03.1(A), below) contamination on the Property; (iv) does not create obnoxious (as to a reasonable person) odors or noise; (v) does not include storage of tires, highly flammable or toxic products, chemicals, food products, explosives or other products made with like materials; (vi) does not exceed the load capacity of the floor slab; and (vii) is consistent with the use of other tenants of Landlord in the surrounding area.

Section 5.02. **Manner of Use**. Tenant shall not cause or permit the Property to be improved, developed or used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, or other governmental requirement now in force or which may hereafter be enacted or promulgated, which unreasonably interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits required for Tenant's occupancy of the Property, alterations and improvements made to the Property, business licenses, and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including without limiting to the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as it has been amended or supplemented. Notwithstanding the foregoing, Landlord shall, at Tenant's sole cost and expense, cooperate with Tenant in executing permitting applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain a High Pile Stock Permit from the Ontario Fire Department. Tenant, at Tenant's sole cost and expense, shall be responsible for, if any, fire hose valves, draft curtains, smoke venting, emergency lighting/exit signage, exit doors and any additional fire protection systems, which may be required by the fire department or any governmental agencies. It shall be considered a Tenant Delay under Section 5.02 of the Tenant Work Letter attached hereto as Exhibit "F" if a delay in obtaining such permit thereby delays or affects Landlord's receipt of governmental permits, approvals or certificates of occupancy.

Tenant shall, at its sole cost and expense, promptly comply with any Applicable Laws which relate to or are triggered by (i) Tenant's use of the Property, and (ii) any alteration or any tenant improvements made by Tenant or at the request of Tenant. Should any standard or regulation now or hereafter be imposed on Tenant by any federal, state or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety

standards, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any Applicable Laws, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately notify Landlord in writing of any water infiltration at the Property.

Tenant shall have the right of access to the Property and the non-exclusive use of the driveways in the common area twenty-four (24) hours a day, seven (7) days a week during the Lease Term except when and where Tenant's right of access is excluded as a result of (i) an emergency, (ii) a requirement of law, (iii) maintenance thereof pursuant to the terms of this Lease, or (iv) a specific provision set forth in this Lease.

Section 5.03. **Hazardous Materials.**

5.03.1 Definitions.

A. "**Hazardous Material**" means any substance, whether solid, liquid or gaseous in nature:

(i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

(ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.) and/or the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as these laws have been amended or supplemented; or

(iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or

(iv) the presence of which on the Property or the Park causes or threatens to cause a nuisance upon the Property or the Park or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property or the Park; or

(v) the presence of which on adjacent properties could constitute a trespass by Tenant; or

(vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

(vii) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

(viii) without limitation which contains radon gas.

B. "**Environmental Requirements**" means all applicable present and future:

(i) statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation), of all Governmental Agencies (defined in Section 5.03.1(D), below); and

(ii) all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health and/or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened releases of Hazardous Materials or chemical substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or chemical substances.

C. "**Environmental Damages**" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including, but not limited to the expense of the investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including, but not limited to, reasonable attorneys' fees, disbursements and consultants' fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Property or migrating or threatening to migrate to or from the Property or the Park, or the existence of a violation of Environmental Requirements pertaining to the Property and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property. Environmental Damages include, without limitation:

(i) damages for personal injury, or injury to property or natural resources occurring upon or off of the Property, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of

employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it may be entitled under any industrial or worker's compensation laws);

(ii) fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of such Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency or reasonably necessary to make full economic use of the Property or the Park or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder;

(iii) liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subsection (ii) above; and

(iv) diminution in the fair market value of the Property or the Park including without limitation any reduction in fair market rental value or life expectancy of the Property or the Park or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or the Park or any portion thereof.

D. "**Governmental Agency or Governmental Agencies**" means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

E. The "**Tenant Group**" means Tenant, Tenant's successors, assignees, guarantors, officers, members, managers, directors, agents, employees, contractors, invitees, permitees or other parties under the supervision or control of Tenant or entering the Property during the Lease Term with the permission or knowledge of Tenant other than Landlord or Landlord's agents or employees.

5.03.2 **Prohibitions**.

A. Other than normal quantities of general office and cleaning supplies and except as specified on Exhibit "D" attached hereto, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Property by the Tenant Group, or any other person without the prior written consent of Landlord. From time to time during the Lease Term, Tenant may request Landlord's approval of Tenant's use of other Hazardous Materials, which approval may be withheld in Landlord's sole discretion. Tenant shall, prior to the Lease Commencement Date, provide to Landlord for those Hazardous Materials described on Exhibit "D": (a) a description of handling, storage, use and disposal procedures; and (b) all "community right to know" plans or disclosures and/or emergency response plans which Tenant is required to supply to local Governmental Agencies pursuant to any Environmental Requirements.

B. Tenant shall not cause, permit or suffer the existence or the commission by Tenant Group, or by any other person, of a violation of any Environmental Requirements upon, about or beneath the Property.

C. Tenant shall neither create or suffer to exist, nor permit Tenant Group to create or suffer to exist any lien, security interest or other charge or encumbrance of any kind with respect to the Property or the Park, including without limitation, any lien imposed pursuant to Section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9607(l)) or any similar state statute.

D. Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Property without Landlord's prior written consent which may be withheld in Landlord's sole discretion.

5.03.3 **Indemnity**.

A. Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless:

(i) Landlord; and

(ii) any other person who acquires all or a portion of the Property in any manner (including purchase at a foreclosure sale) or who becomes entitled to exercise the rights and remedies of Landlord under this Lease; and

(iii) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons

from and against any and all Environmental Damages which exist as a result of the activities or negligence of Tenant Group or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease, or by Tenant's remediation of the Property or failure to meet its obligations contained in this Lease.

B. The obligations contained in this Section 5.03 shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless,

false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant.

C. Landlord shall have the right but not the obligation to join, participate in, and control, if it so elects, any legal proceedings or actions initiated in connection with Tenant's activities. Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable Governmental Agency with regard to contamination of the Property by a Hazardous Material.

D. The obligations of Tenant in this Section 5.03 shall survive the expiration or termination of this Lease.

E. The obligations of Tenant under this Section 5.03 shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain with respect thereto.

5.03.4 **Obligation to Remediate**. In addition to the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon approval and demand of Landlord, at its sole cost and expense and using contractors approved by Landlord, promptly take all actions to remediate the Property and the Park which are required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Property and the Park, which remediation is necessitated from the presence upon, about or beneath the Property and the Park, at any time during or upon termination of this Lease (whether discovered during or following the Lease Term), of a Hazardous Material or a violation of Environmental Requirements existing as a result of the activities or negligence of the Tenant Group. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Property and the Park, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off the Property and the Park, which shall be performed in a manner approved by Landlord. Tenant shall take all actions necessary to restore the Property and the Park to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Property and the Park, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.

5.03.5 **Right to Inspect**. Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Property, including the performance of invasive tests, at any reasonable time to determine whether Tenant is complying with the terms of this Lease, including but not limited to the compliance of the Property and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Property or surrounding properties and activities thereon. Landlord shall have the right, but not the duty, to retain any independent professional consultant (the "**Consultant**") to enter the Property to conduct such an inspection or to review any report prepared by or for Tenant concerning such compliance. The cost of the Consultant shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by the Tenant Group or the existence of a Hazardous Material upon, about or beneath the Property (or any other property) caused by the activities or negligence of the Tenant Group (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Landlord), in which case Tenant shall pay the cost of the Consultant. Tenant hereby grants to Landlord, and Landlord's agents, employees, consultants and contractors the right to enter the Property and to perform such tests on the Property as is reasonably necessary to conduct such reviews and investigations. Landlord shall use commercially reasonable efforts to minimize interference with the business of Tenant.

5.03.6 **Notification**. If Tenant shall become aware of, or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Property or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

If requested by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials other than general office and cleaning supplies referred to in Section 5.03.2 of this Lease, which were used, generated, treated, handled, stored or disposed of upon, about or beneath the Property or which Tenant intends to use, generate, treat, handle, store or dispose of upon, about or beneath the Property. The foregoing in no way shall limit the requirement that Tenant obtain Landlord's consent pursuant to Section 5.03.2 of this Lease.

5.03.7 **Surrender of Property**. In the ninety (90) days prior to the expiration or termination of the Lease Term, and for up to ninety (90) days after the later to occur of: (i) Tenant fully surrenders to Landlord exclusive possession of the Property; and (ii) the termination of this Lease, Landlord may have an environmental assessment of the Property performed in accordance with Section 5.03.5 of this Lease. Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contamination of the Property or the Park caused by the activities or negligence of the Tenant Group.

5.03.8 **Assignment and Subletting**. In the event this Lease provides that Tenant may assign this Lease or sublet the Property subject to Landlord's consent and/or certain other conditions, and if the proposed assignee's or sublessee's activities upon, about or beneath the Property involve the use, handling, storage or disposal of any Hazardous Materials other than those used by Tenant and in quantities and processes similar to Tenant's uses in compliance with this

Lease, (i) it shall be reasonable for Landlord to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities and/or (ii) Landlord may impose an additional condition to such assignment or sublease which requires Tenant to reasonably establish that such assignee's or sublessee's activities pose no materially greater risk of contamination to the Property than do Tenant's permitted activities in view of: (a) the quantities, toxicity and other properties of the Hazardous Materials to be used by such assignee or sublessee; (b) the precautions against a release of Hazardous Materials such assignee or sublessee agrees to implement; (c) such assignee's or sublessee's financial condition as it relates to its ability to fund a major clean-up; and (d) such assignee's or sublessee's policy and historical record respecting its willingness to respond to the cleanup of a release of Hazardous Materials.

5.03.9 **Survival of Hazardous Materials Obligation**. Tenant's breach of any of its covenants or obligations under this Lease shall constitute a material default under this Lease. The obligations of Tenant under this Lease shall survive the expiration or earlier termination of this Lease without any limitation, and shall constitute obligations that are independent and severable from Tenant's covenants and obligations to pay rent under this Lease.

Section 5.04. **Auctions and Signs.** Tenant shall not conduct or permit any auctions or sheriff's sales at the Property. Subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned, and provided all signs are in keeping with the quality, design and style of the industrial park within which the Property is located, Tenant, at its sole cost and expense, may install an identification sign ("**Sign**") at the Property; provided, however, that (i) the size, color, location, materials and design of such Sign shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned; (ii) such Sign shall comply with all applicable governmental rules, codes, ordinances and regulations, and the Property's covenants, conditions, restrictions and signage criteria; (iii) such Sign shall not be painted directly on the building or attached or placed on the roof of the building; and (iv) Tenant's continuing signage right shall be contingent upon Tenant maintaining such Sign in a first-class condition. Tenant shall be responsible for all costs incurred in connection with the design, construction, installation, repair and maintenance of the Sign. Upon the expiration or earlier termination of this Lease, Tenant shall cause the Sign to be removed and shall repair any damage caused by such removal (including, but not limited to patching and painting). Any signs, notices, logos, pictures, names or advertisements installed by Tenant without Landlord's approval, may be removed by Landlord, without notice by Landlord to Tenant at Tenant's sole cost and expense.

Section 5.05. **Indemnity**. Tenant shall indemnify, defend, and hold Landlord, together with its parent and affiliated companies, and/or constitute partners/entities, its and their respective officers, directors and employees (the "**Indemnified Parties**") free and harmless against and from any and all claims, damages, liabilities, losses, actions or causes of action, costs and expenses, including reasonable attorneys' fees, investigation costs and costs of court (if any) by reason of death, bodily or personal injury (including death or injury to Tenant's employees) or property damage arising out of or relating to: (i) Tenant's use of the Property; (ii) the conduct of Tenant's business or anything else done or permitted by Tenant to be done on or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (iii) any breach or default in the performance of Tenant's obligations under this Lease; (iv) any misrepresentation or breach of warranty by Tenant under this Lease; or (v) other acts or omissions of Tenant. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except to the extent of any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include the Tenant Group, as such term is defined in Section 5.03.1E of this Lease, if applicable. The provisions of this Section 5.05 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

Section 5.06. **Landlord's Access**. Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Property to (i) inspect it; (ii) show the Property to prospective purchasers, mortgagees, tenants, groundlessors or underlying lessors; (iii) post notices of non-responsibility; (iv) alter, improve or repair the Property; and (v) place "For Sale" and/or "For Lease" signs on the Property. Notwithstanding anything to the contrary contained in this Section 5.06, Landlord may enter the Property at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Property, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all doors in the Property. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Property. Any entry into the Property in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Property, or an actual or constructive eviction of Tenant from any portion of the Property.

Section 5.07. **Vehicle Parking**. Tenant shall be entitled to use the vehicle parking area in the Property as outlined in red on Exhibit "A" attached hereto. Tenant's automobile parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Property (other than in designated areas within the Truck Court) or on the adjacent public streets. Temporary parking of large delivery vehicles in the Property may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than as set forth on Exhibit "A" attached hereto or parks outside the area outlined in red on Exhibit "A", then such conduct shall be a material breach of this Lease. In addition to Landlord's other remedies under this Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle parked in violation of this Section 5.07.

Section 5.08. **Quiet Possession**. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, against any party claiming by, through or under Landlord subject to the provisions of this Lease.

Section 5.09. **Office of Foreign Asset Control.** Tenant warrants and represents to Landlord that Tenant is not, and shall not become, a person or entity with whom Landlord is restricted from doing business with under regulations of the Office of Foreign Asset Control ("**OFAC**") of the Department of the Treasury (including, but not limited to, those named OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

Section 5.09. **Intentionally Deleted.**

Section 5.10. **Roof Equipment**. Landlord reserves the right to install, inspect, maintain, use, repair, alter and replace equipment on the rooftop of the Property (including without limiting to solar panels or telecommunications equipment) (the "**Roof Equipment**"). The Roof Equipment shall include without limiting to inverters, controls, meters, switches, connections, conduits, risers, panels, building systems, wires and other related equipment and building systems. In connection with any such installation, Landlord reserves the right to use portions of the building's systems, exterior walls and the ground adjacent to the building as necessary for the installation, maintenance, use, repair, and removal of other equipment related to such rooftop equipment. Tenant hereby acknowledges that (i) Tenant shall have no rights in connection with the Roof Equipment and (ii) Landlord shall have the exclusive right to lease, license, power purchase agreements to third parties or to otherwise use the Roof Equipment in any manner determined by Landlord and (iii) Landlord shall maintain and operate the Roof Equipment in a manner determined by Landlord in Landlord's sole discretion; provided however, that Landlord does not reduce the number of skylights or otherwise materially and adversely affect the quality of natural light entering the Property. Tenant shall not do or permit to be done any act on the Property which will obstruct or otherwise interfere with the Roof Equipment. Landlord shall be entitled to retain anything and everything generated by the Roof Equipment resulting from the installation or operation of the Roof Equipment (including without limiting to any and all energy generated, aspect, claim characteristic, benefit, certificate, credit, allowance, other transferable indicia of any of the foregoing attributes, green tags, third-party subsidies, tax credits, accelerated depreciation schedules, subsidy payments, other governmental programs, grants and rebates (individually and collectively, "**Income**"). Any Income received by Landlord in connection with Roof Equipment shall be Landlord's sole property and such Income shall not effect or reduce Tenant's rent due to Landlord pursuant to the terms of this Lease. Landlord reserves the right to enter the Property at any time to show, alter, improve, repair, maintain and/or replace the Roof Equipment. Any such entries shall be without the abatement of rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Property, and any other loss occasioned thereby. Notwithstanding the foregoing, Tenant shall have no liability to Landlord for any cost resulting from damage to the rooftop of the Property directly as a result of Landlord's installation of, use of, or removal of the Roof Equipment. In connection with entries described herein, Landlord will use its commercially reasonable efforts to minimize interference with the business of Tenant. Any entry into the Property in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Property, or an actual or constructive eviction of Tenant from any portion of the Property.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. **Existing Conditions**. Tenant accepts the Property in its "as-is" condition as of the execution of this Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as specifically provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranties, express or implied, whatsoever with respect to the condition of the Property, the Building or any portion of the Park, or any buildings or other improvements on or comprising a part of either of same, nor with respect to the fitness or suitability thereof for any particular use or purpose, and Tenant hereby waives any and all such warranties, express or implied, including specifically but without limitation any warranty or representation of suitability. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property (or has had the opportunity to do so) and is not relying on any representations by Landlord or any Broker with respect thereto.

Section 6.02. **Exemption of Landlord from Liability.** Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (i) fire, steam, electricity, water, gas or rain; (ii) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (iii) conditions arising in or about the Property or upon other portions of the Building, or from other sources or places; (iv) criminal acts or entry by unauthorized persons onto the Park, Building or Property; or (v) any act or omission of any other tenant of Landlord. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability to the extent of Landlord's gross negligence or willful misconduct and are subject to Section 4.04(d)(v) of this Lease.

Section 6.03. **Landlord's Obligations.**

(a) Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, or as a result of Tenant's alterations, Landlord shall keep the foundation and the structural portions of the (i) floor slab, (ii) roof and (iii) exterior walls of the Property in good order, condition and repair. The above-referenced items shall be at Landlord's sole cost and expense. Landlord shall maintain a preventive maintenance contract ("**Roof Maintenance Contract**") providing for the regular inspection and maintenance of the roof during the entire Lease Term and Tenant shall reimburse Landlord (except to the extent Landlord collects reserves) for its Pro Rata Share of the cost of such Roof Maintenance Contract within ten (10) days of Landlord's written request accompanied by supporting documentation. Landlord shall also be responsible for the performance of any repairs or replacement to the roof (collectively, the "**Roof Repairs**") throughout the entire Lease Term and Tenant shall reimburse Landlord (except to the extent Landlord collects reserves) for its Pro Rata Share of the cost of any Roof Repairs within ten (10) days of Landlord's written request accompanied by supporting documentation. Landlord shall also be responsible for painting of the exterior walls of the Building (the "**Exterior Painting**") and for the slurry seal of the asphalt (the "**Slurry Seal**") and Tenant shall reimburse Landlord (except to the extent Landlord collects a reserve for Exterior Painting and/or Slurry Seal) for its Pro Rata Share of the cost of such Exterior Painting or Slurry Seal, as applicable, within ten (10) days of Landlord's written request accompanied by supporting documentation. Landlord, however, shall not be obligated to maintain or repair floor, windows, doors, plate glass or surfaces of exterior walls. Landlord shall not be obligated to make any repairs under this Section 6.03 until a reasonable time after written receipt from Tenant of the need for such repairs. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate this Lease because of the condition of the Property.

(b) Notwithstanding the foregoing, Landlord shall, at Landlord's expense, cause the warehouse floors to be broom-swept and the existing plumbing, lighting, air conditioning, heating, and ventilating systems, fire sprinkler system, and loading doors in the Property (collectively, the "**Warranted Items**"), to be in good operating condition on the date Tenant first enters the Property. Upon written request from Tenant received within one hundred twenty (120) days of the date Tenant first enters the Property, Landlord shall repair any Warranted Items not delivered in good operating condition unless such repairs are required due to the acts or omissions of Tenant or as a result of alterations, additions or improvements to the Property made by Tenant or for Tenant. Landlord shall be deemed to have delivered the Property in the condition required by this Section 6.03 unless Tenant gives Landlord written notice and sets forth with specificity the nature and extent of any items requiring repair, within one hundred twenty (120) days after the date Tenant first enters the Property.

(c) Landlord, at its sole cost and expense, shall one-time: (i) remove the existing flooring in the existing office area and replace with Landlord's building standard flooring; (ii) paint the interior walls in the existing office area using building standard paint; (iii) janitorially clean the restrooms; (iv) construct approximately 366 square feet of new office area adjacent and contiguous to the existing office area as set forth on Exhibit "C") attached hereto; (v) replace, as needed in Landlord sole discretion, any damaged or stained ceiling times throughout the office area; and (vi) confirm that all dock equipment and doors are in good working order and repair, as necessary, as determined by Landlord in Landlord's sole discretion (collectively, "**Landlord's Work**"). The color of the flooring and the paint shall be mutually agreed upon by Landlord and Tenant from Landlord's building standard colors and finishes. Landlord shall use Landlord's standard building materials and finishes in the construction of Landlord's Work. Since Tenant may be occupying the Property pursuant to this Lease while Landlord is performing Landlord's Work, Tenant agrees that it shall not interfere with Landlord's completion of Landlord's Work. Tenant hereby acknowledges that, notwithstanding Tenant's occupancy of the Property during the performance of Landlord's Work, Landlord shall be permitted to perform Landlord's Work during normal business hours, and Tenant shall provide a clear working area for Landlord's Work (including, but not limited to, the moving of furniture, fixtures and Tenant's property away from the area Landlord is conducting Landlord's Work). Tenant hereby agrees that the performance of Landlord's Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to, if any, abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from Landlord's Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of whole or any part of the Property, for loss of or damage to Tenant's personal property, merchandise, fixtures or improvements, or for any inconvenience or annoyance resulting from Landlord's Work or for Landlord's actions in connection with Landlord's Work.

Section 6.04. **Tenant's Obligations**.

(a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant, at Tenant's sole cost and expense, shall keep all portions of the Property (including structural, nonstructural, interior, exterior, systems and equipment) in good order, condition and repair (including, but not limited to, repainting the walls and repaving the paved areas, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace (subject to Landlord's right to undertake such responsibility) such portion of the Property or system or equipment in the Property. The cost of such replacement shall be amortized (including Interest on the unamortized amount) over its useful life as reasonably determined by Landlord. Tenant shall be liable for that portion of the cost which is applicable to the remaining Lease Term (as may be extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed contractor. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of the heating and air conditioning system at Tenant's expense. If any part of the Property or the Building is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class and fully operative condition. Without limiting the generality of the provisions contained above in this Section 6.04(a), Tenant agrees to repair any damage caused by the transportation and storage of its products in, on, or about the Property,

including, but not limited to any damage to the Property's concrete floor slab, adjoining concrete ramps, adjoining concrete truck apron, and adjoining concrete or asphalt parking and access areas due to the use of forklifts hauling Tenant's products or otherwise. Tenant's repair obligation described above shall include the replacement of any damaged areas of the Property or the Park, if repair is impracticable, so as to restore such areas to the condition existing prior to such damage. "Ordinary wear and tear" shall not include any damage or deterioration that could have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease.

(b) Tenant shall fulfill all of Tenant's obligations under this Section 6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace those portions of the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05. **Alterations, Additions, and Improvements**.

(a) Tenant shall not make any alterations, additions, or improvements to the Property ("**Alterations**") without Landlord's prior written consent, except for non-structural alterations that (i) do not exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00) in cost; (ii) are not visible from the outside of the building; and (iii) do not alter or penetrate the floor slab or roof. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any Alterations constructed in violation of this Section 6.05(a) upon Landlord's written request. All Alterations shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and all contractors and subcontractors shall be licensed by the State where the Property is located for their particular trade and approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials. Notwithstanding anything to the contrary in this Section, Tenant must obtain Landlord's prior written consent for any Tenant's Alterations that will (or may) be visible from the outside of the Building. Landlord shall have the right, in its sole discretion, to determine the location of any such visible Tenant's Alterations and require the screening of such items at Tenant's sole cost and expense.

(b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property. Tenant shall cause any mechanic's lien or other claim of lien filed against the Property to be released and removed within ten (10) days of such filing either by satisfaction or by the posting of a bond in the statutory amount. Should Tenant fail to remove any such lien within the required period or time, Landlord may (at its sole election) pay such claim and the amount paid, together with any attorney's fees and costs incurred by Landlord in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent. In the event Landlord, at Tenant's request, performs any work hereunder in the capacity of general contractor or otherwise, Landlord shall be entitled to receive from Tenant, as Additional Rent, Landlord's actual costs for design, construction, and permits, plus twenty percent (20%) of said actual costs for Landlord's overhead and profit.

(c) To the extent Landlord's prior consent is required by this Section 6.05, Landlord may condition its consent to any proposed Tenant's Alterations on such requirements as Landlord, in its sole discretion, deems necessary or desirable, including without limitation: (i) Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to Tenant's Alterations; (ii) Landlord's prior written approval of the time or times when Tenant's Alterations are to be made; (iii) Landlord's prior written approval of the contractors and subcontractors performing Tenant's Alterations; (iv) Tenant's written notice of whether Tenant's Alterations include the use or handling of any Hazardous Materials; (v) Tenant's obtaining, for Landlord's benefit and protection, of such insurance as Landlord may reasonably require (in addition to that required under Section 4.04 of this Lease); and (vi) Tenant's payment to Landlord of all costs and expenses incurred by Landlord because of Tenant's Alterations, including, but not limited to, costs incurred in reviewing the plans and specifications for, and the progress of, Tenant's Alterations, and costs of engaging outside consultants (whether for structural engineering review or otherwise).

(d) Within ten (10) days following the imposition of any lien or stop notice resulting from any of Tenant's Alterations (an "**Imposition**"), Tenant shall either (a) cause such Imposition to be released of record by payment, or (b) in case of a disputed Imposition, cause the posting of a proper bond in favor of Landlord or provide other security satisfactory to Landlord. In case of a disputed Imposition, Tenant shall diligently contest such Imposition and indemnify, defend, and hold Landlord harmless from any and all loss, cost, damage, liability and expense (including attorney's fees) arising from or related to it. If Tenant fails to take either action within such ten (10)-day period, Landlord, at its election, may pay and satisfy the Imposition, in which case the sum so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.07 of this Lease, shall be deemed Additional Rent due and payable by Tenant within ten (10) days after Tenant's receipt of Landlord's payment demand.

(e) Notwithstanding any language to the contrary in this Section 6.05, if the proposed Tenant's Alterations involve or affect in any way one or more of the structural components of the Building, or relate in any way to life safety matters, including, but not limited to, the Building's or Park's fire suppression system (collectively, the "**Structural and Safety Alterations**"), Landlord's prior written consent will be required, regardless of the cost of the proposed Alterations. Moreover, Tenant agrees to use contractors and subcontractors selected by Landlord for the construction of any and all permitted Structural and Safety Alterations, and for any work involving possible roof penetrations (so as to ensure that any such work is performed properly and does not render any applicable roof warranty void or voidable).

(f) Tenant shall not permit any construction liens or other liens to be placed upon the Property, or any portion thereof, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Property or any portion thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any construction or other liens against the Property, or any portion thereof. No estate or interest of Landlord in the Property will be subject to any lien arising in connection with any alteration, addition, or improvement made by or on behalf of Tenant. Tenant agrees to deliver written notice of the provisions of this Section 6.05(f) to any contractor, suppliers, materialmen, laborer, engineer, architect, and all others making improvements to the Property, or furnishing services in connection therewith, on behalf of Tenant. Upon written request by Landlord, Tenant agrees to execute and record in the Public Records of the County in which the Property is located, a public notice containing a true and correct copy of the above provisions of this Section 6.05(f), and Tenant agrees to inform all contractors, suppliers, materialmen, laborers, engineers, architects, and all others performing work on or supplying material to the Property of the existence of such notice. Landlord may also file or record such a notice on its own.

(g) Tenant acknowledges and agrees that any Tenant's Alterations are wholly optional with Tenant and are not being required by Landlord, either as a condition to the effectiveness of this Lease or otherwise.

Section 6.06. **Condition Upon Termination**. Upon the termination of this Lease, Tenant shall surrender the Property to Landlord, "broom swept" and "mechanically floor scrubbed" and in the same condition as received (including, but not limited to, the removal of all floor striping and forklift tire marks and the resealing of the floor where floor striping and forklift tire marks have been removed). Tenant, however, shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction) nor shall Tenant be responsible for any damage caused by ordinary wear and tear. "Ordinary wear and tear" shall not include any damage or deterioration that could have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. In addition, Landlord may require Tenant to remove any alterations, additions, improvement, machinery or equipment (whether or not made with Landlord's consent) prior to the expiration or early termination of this Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such alterations, additions, improvements, machinery or equipment (including without limitation to the complete removal of all studs and bolts that penetrate the floor or walls and filling and patching the holes as set forth in more detail in Section 6.07). In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating and air conditioning equipment; fencing or security gates; load levelers, dock lights, dock locks or dock seals; or other similar building operating equipment and decorations.

Section 6.07 **Floor Bolts**. Prior to anchoring any racking or equipment to the floor of the Property, Tenant shall drill the holes for any anchor bolts to a depth that is one inch (1") deeper than normally required for such anchoring mechanism. Upon the expiration or earlier termination of this Lease, Tenant shall cut the top of the anchor bolts, pound the remaining bolt into the one inch (1") space described above, and pour epoxy filler into the existing hole so that the epoxy filler is flush with the floor, all at Tenant's sole cost and expense.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

Section 7.01. **Damage or Destruction to Property**.

(a) Tenant shall notify Landlord in writing (**"Damage Notice"**) immediately upon the occurrence of any damage to the Property. If the insurance proceeds received by Landlord from the insurance policies described in Paragraph 4.04(a) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

(b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(a), Landlord may elect either to: (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect; or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of Damage Notice whether Landlord elects to repair the damage or terminate this Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (not to exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00) under Landlord's insurance policies) and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Tenant shall pay the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

(c) If the repairs to the Property would require more than six (6) months (subject to force majeure) from Landlord's receipt of insurance proceeds and building permits (**"Repair Period"**) to be substantially completed then either Landlord or Tenant shall have the right to terminate this Lease as of the later to occur of: (i) the date Landlord receives the Damage Notice; and (ii) the date Tenant ceases to do business on the Property and delivers exclusive possession thereof to

Landlord. Tenant shall have the right, at any time and from time to time to require Landlord to deliver to Tenant a written notice (the "**Contractor Certificate**") certifying to both Landlord and Tenant, in the reasonable opinion of Landlord's contractor, the amount of time required to repair or to complete the repair of the Property. If in the Contractor Certificate, the contractor certifies that the repair of the Property will take a period in excess of the Repair Period, then within five (5) days after the delivery of the Contractor Certificate to Tenant, Tenant or Landlord may terminate this Lease by delivering written notice of such termination to the other party within such five (5) day period. Notwithstanding the foregoing, Tenant shall not have any right to terminate this Lease under this Section 7.01 if the damage to the Property was caused by the acts or omissions of Tenant.

(d) If the damage to the Property occurs during the last six (6) months of the Lease Term and the repair of such damage will require more than thirty (30) days to substantially complete, then either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease, pursuant to this Section 7.01(d), shall give written notification to the other party of such election within thirty (30) days after Tenant's Damage Notice.

Section 7.02. **Temporary Reduction of Rent**. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the Repair Period shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property. If such destruction or damage was caused by the acts or omissions of Tenant or its agents, employees, contractors, or invitees, there will be no abatement of rent.

Section 7.03. **Waiver**. Tenant waives the protection of any statute, code or judicial decision (including but not limited to those contained in California Civil Code Sections 1932(2), 1933(4), and 1942 and Section 1265.130 of the California Code of Civil Procedure) which may grant to Tenant the right of set-off or to terminate a lease in the event of the destruction of the leased property. Tenant agrees that the provisions of Article Seven above shall govern the rights and obligations of Landlord and Tenant in the event of any destruction to the Property.

ARTICLE EIGHT: **CONDEMNATION**

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "**Condemnation**"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Building, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord and/or its ground lessor with respect to the real property or its mortgagee, and such claim is payable separately to Tenant. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE NINE: **ASSIGNMENT AND SUBLETTING**

Section 9.01. **Transfers**. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Property or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as "**Transfers**" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "**Transferee**"). Tenant shall notify Landlord in writing, which notice (the "**Transfer Notice**") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Property to be transferred (the "**Subject Space**"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 9.03 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

Section 9.02. **Landlord's Consent.** Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

9.02.1 The Transferee's business or use of the Subject Space is materially different from the Permitted Use, as such term is defined in Section 1.06 of this Lease;

9.02.2 The financial worth and/or financial stability of the Transferee is not at least equal to the greater of (a) the financial worth and/or financial stability of the Tenant on the date of this Lease or (b) the financial worth and/or financial stability of the Tenant on the date of the Transfer Notice;

9.02.3 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party; or

9.02.4 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right).

If Landlord's consent to any Transfer is required pursuant to the terms of this Section 9.02 (and Landlord does not exercise any recapture rights Landlord may have under Section 9.04 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Property or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 9.01 of this Lease.

Section 9.03. **Transfer Premium.** If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 9.03, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Property is transferred after reimbursement of actual out-of-pocket (i) reasonable brokers' commissions in obtaining the Transfer, (ii) reasonable legal fees incurred in obtaining the Transfer, and (iii) reasonable construction costs incurred by Tenant in preparing the Property for such Transfer. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit, and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days' notice to Tenant.

Section 9.04. **Landlord's Option as to Subject Space.** Notwithstanding anything to the contrary contained in this Article Nine, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the effective date of the proposed Transfer. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Property, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Property, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. In the event of a recapture, Landlord may, if it elects, enter into a new lease covering the Subject Space with the intended Transferee on such terms as Landlord and such person or entity may agree or enter into a new lease covering the Subject Space with any other person or entity; in such event, Tenant shall not be entitled to any portion of the Transfer Premium, if any, which Landlord may realize on account of such termination and reletting.

Section 9.05. **Effect of Transfer.** If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease, which liability shall be primary and not secondary (i.e. Tenant and Transferee shall be jointly and severally liable under the terms of this Lease). Tenant shall also remain liable for the payment of all bills rendered by Landlord for the charges incurred by the Transferee for services and material supplied to the Property.

Section 9.06. **Additional Transfers.** For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent (25%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the

dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12) month period; and (iii) if Tenant is a limited liability company, any cumulative transfer of more than twenty-five percent (25%) of the membership interests.

Section 9.07. **Tenant Affiliate.** Notwithstanding anything to the contrary contained in Section 9.01 of this Lease, a Transfer of all or a portion of the Property to an affiliate of Tenant (defined herein as an entity which is controlled by, controls, or is under common control with, Tenant) or to any corporation resulting from a merger of, consolidation with or acquisition of Tenant (collectively, "**Tenant Affiliate**"), shall be deemed a Transfer under Article Nine but shall not require the consent of Landlord, provided that: (i) Tenant notifies Landlord of any such Transfer; (ii) promptly supplies Landlord with any documents or information requested by Landlord regarding such Transfer; (iii) if requested by Landlord, have an affiliate corporation of Tenant Affiliate guaranty this Lease using Landlord's standard guaranty form; (iv) Tenant Affiliate assumes all of Tenant's obligations under this Lease; and (v) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease. "**Control,**" as used herein, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

Section 9.08. **No Merger.** No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: **DEFAULTS; REMEDIES**

Section 10.01. **Covenants and Conditions.** Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02. **Defaults.** Tenant shall be in material default under this Lease:

(a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

(b) If Tenant fails to pay rent or any other charge when due;

(c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph (i) is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement; and (ii) not intended to extend the time for Tenant's performance if a shorter period of time for performance is expressly provided in this Lease.

(d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

(e) If any guarantor of this Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under this Lease. Unless otherwise expressly provided, no guaranty of this Lease is revocable.

Section 10.03. **Remedies.** On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. If Tenant shall be served with a demand for the payment of past due rent or any other charge, any payments rendered thereafter to cure any default by Tenant shall be made only by cashier's check. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves

Landlord could have reasonably avoided with reasonable efforts in the market at that time; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided with reasonable efforts in the market at that time; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), and/or (ii) proceeding under Paragraph 10.03(b);

(b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations);

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

Section 10.04. **Repayment of "Free" Rent.** If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of this Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease plus interest in accordance with Section 4.07 of this Lease.

Section 10.05. **Automatic Termination.** Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate this Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include, without limitation to all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to this Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of this Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

Section 10.06. **Cumulative Remedies.** Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

Section 10.07. **Surrender.** No act or thing done by the Landlord or its agents during the lease term hereof shall be deemed an acceptance of a surrender of the Property, and no agreement to accept a surrender of the Property shall be valid unless made in writing and signed by the Landlord.

Section 10.08. **Removal of Tenant's Property.** All furniture, equipment, and other personal property of Tenant not removed from the Property upon the vacation or abandonment thereof following an uncured default by Tenant or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned by Tenant, and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefore. Tenant shall reimburse Landlord for all reasonable expenses reasonably incurred in connection with the disposition of such personal property. Landlord, upon presentation of evidence of a third party's claim of ownership or security interest in any such abandoned property, may turn over such property to the third party claimant without any liability to Tenant.

Section 10.09. **Punitive and Consequential Damages.** Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, indirect, punitive, exemplary, special or consequential damages (including lost profits) other than those consequential damages incurred by Landlord in connection with a holdover of the Property by Tenant after the expiration or earlier termination of this Lease; incurred by Landlord in connection with the contamination of the Property or any property resulting from the presence or use of Hazardous Materials caused or permitted by the Tenant Group; or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Property.

ARTICLE ELEVEN: **PROTECTION OF LENDERS**

Section 11.01. **Subordination**. This Lease is subject and subordinate to all present and future ground or underlying leases of the real property and to the lien of any mortgages or trust deeds, now or hereafter in force against the real property and the building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto by giving notice thereof to Tenant at least five (5) days before the election becomes effective. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs all of the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances in such form as is then required by Landlord's lender to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

Section 11.02. **Estoppel Certificates**.

(a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement, in such form as is then required by Landlord's lender, certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b) If Tenant does not deliver such statement to Landlord within such ten (10)-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

Section 11.03. **Tenant's Financial Condition**. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements, as Landlord reasonably requires, to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE: **LEGAL COSTS**

Section 12.01. **Legal Proceedings**. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "**Defaulting Party**") shall reimburse the other party (the "**Non-defaulting Party**") upon demand for any costs or expenses that the Non-defaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

Section 12.02. **Landlord's Consent**. Tenant shall pay Landlord's reasonable attorneys' fees of up to Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent or other Landlord action.

ARTICLE THIRTEEN: **BROKERS**

Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease, excepting only the real estate brokers or agents named in Section 1.09 (the "**Brokers**"). Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers. Landlord's Broker hereby discloses to Landlord and Tenant, and Landlord and Tenant hereby consent to Landlord's Broker acting in this transaction as the agent of Landlord exclusively.

ARTICLE FOURTEEN: **MISCELLANEOUS PROVISIONS**

Section 14.01. **Non-Discrimination.** Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

Section 14.02. **Landlord's Liability; Certain Duties.**

(a) As used in this Lease, the term "**Landlord**" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion.

(c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property, and neither the Landlord nor its partners, members, managers, shareholders, officers or other principals shall have any personal liability under this Lease.

(d) Tenant shall have no right to terminate this Lease based on an uncured default by Landlord in the performance of Landlord's obligations under this Lease; provided, however, that Tenant may seek to recover from Landlord an amount representing appropriate actual, compensatory damages for breach of contract based on any such uncured default of Landlord, but not otherwise. Consistent with Section 10.09 above, in no event shall Tenant be permitted to recover consequential, punitive, or exemplary damages from Landlord based on any such uncured default of Landlord, or otherwise.

Section 14.03. **Severability.** A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 14.04. **Interpretation.** The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, (i) the singular shall include the plural and the plural shall include the singular; (ii) the masculine, feminine and neuter genders shall each include the other; (iii) "shall," "will," "must," "agrees," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "or" is not exclusive; and (vi) "includes" and "including" are not limiting. In the event of a dispute between Landlord and Tenant over the interpretation of this Lease, both parties shall be deemed to have been the drafter of this Lease, and any applicable law that states that contracts are to be construed against the drafter shall not apply. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

Section 14.05. **Incorporation of Prior Agreements; Modifications.** This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void. All attached exhibits are hereby expressly incorporated into this Lease by this reference.

Section 14.06. **Notices**. All notices, demands, statements or communications (collectively, "**Notices**") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, commercial overnight courier, or delivered personally (i) to Tenant at the appropriate address set forth in Section 1.03, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes, or (ii) to Landlord at the addresses set forth in Section 1.02. Landlord and Tenant shall have the right to change its respective Notice address upon giving Notice to the other party. Any Notice will be deemed given on the date it is mailed as provided in this Section 14.06 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant. Notices required hereunder may be given by either an agent or attorney acting on behalf of Landlord or Tenant.

Section 14.07. **Waivers.** Without limiting the generality of the foregoing provisions of this Section 14.07, the failure of Landlord to insist upon the strict performance, in any of one or more instances, of any term, covenant or condition of this Lease shall not be deemed to be a waiver by Landlord of such term, covenant or condition. No waiver by Landlord of any breach by Tenant of any term, provision and covenant contained herein shall be deemed or construed to constitute a waiver of provision or covenant contained herein shall be deemed or construed to constitute a waiver of any other or subsequent breach by Tenant of any term, provision or covenant contained herein. Landlord's acceptance of the payment of rent (or portions thereof) or any other payments hereunder after the occurrence of and during the continuance of a default (or with knowledge of a breach of any term or provision of this Lease which with the giving of notice and the passage of time, or both, would constitute a default) shall not be construed as a waiver of such default. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of a default shall not be deemed or construed to constitute a waiver of such default.

Section 14.08. **No Recordation.** Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 14.09. **Binding Effect; Choice of Law.** This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

Section 14.10. **Corporate Authority; Partnership Authority**. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Property is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. If Tenant is a corporation, within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a limited liability company, within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's managers or members authorizing the execution of this Lease, or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition.

Section 14.11. **Joint and Several Liability**. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 14.12. **Force Majeure.** A "Force Majeure" event shall occur if Landlord or Tenant cannot perform any of its obligations due to events beyond such applicable party's control, except with respect to the obligations imposed with regard to Base Rent, Additional Rent and other charges to be paid by Tenant pursuant to this Lease, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's or Tenant's control include, but are not limited to, acts of God, war, civil commotion, terrorist acts, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction, waiting periods for obtaining governmental permits or approval or weather conditions including dry-out periods. No express reference in this Lease to a Force Majeure event shall create any inference that the terms of this Section 14.12 do not apply with equal force in the absence of such an express reference.

Section 14.13. **Execution of Lease.** This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 14.14. **Survival.** All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

Section 14.15. **Relationship of Parties.** Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent

nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

Section 14.16. **No Warranty**. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

Section 14.17. **Waiver of Redemption by Tenant**. Tenant hereby waives, for Tenant and for all those claiming under Tenant, all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Property after any termination of this Lease.

Section 14.18. **Independent Covenants**. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

Section 14.19. **Confidentiality**. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

Section 14.20. **Revenue and Expense Accounting**. Landlord and Tenant agree that, for all purposes (including any determination under Section 467 of the Internal Revenue Code), rental income will accrue to the Landlord and rental expenses will accrue to the Tenant in the amounts and as of the dates rent is payable under this Lease.

ARTICLE FIFTEEN: **NO OPTION**

THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PROPERTY UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PROPERTY IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT. NEITHER PARTY SHALL HAVE ANY OBLIGATION TO CONTINUE DISCUSSIONS OR NEGOTIATIONS OF THIS LEASE.

[Signatures on following page]

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below.

Executed on 3/8 2013

"LANDLORD"

MAJESTIC-CCC IV PARTNERS,
a California general partnership

APPROVED TJW

By: Majestic Realty Co.,
a California corporation,
its managing partner

By: [signature]

By: [signature]
JAY H. BRADFORD
Executive Vice President
and Chief Financial Officer

NM MAJESTIC HOLDINGS, LLC,
a Delaware limited liability company

By: NML REAL ESTATE HOLDINGS, LLC,
a Wisconsin limited liability company,
its sole member

By: The Northwestern Mutual Life
Insurance Company,
a Wisconsin corporation

By: Northwestern Mutual Real
Estate Investments, LLC,
a Delaware limited liability
company, its wholly-owned
affiliate and authorized
representative

By: [signature]
Michelle Marzban
Its: Director- Asset Management

Executed on March 1 2013

"TENANT"

THE SINGING MACHINE COMPANY, INC.,
a Delaware corporation,

By: [signature]
Name: GARY ATKINSON
Its: CEO

By: [signature]
Name: Lionel Marquis
Its: CFO

EXHIBIT "A"



UNIT B
85,918 S.F.
Existing Demising Wall
K-BRACE
EXISTING CONC. SIDEWALK
ELECT. SWITCHGEAR
GAS M.
EXIT
F.H.

EXHIBIT "A"



EXISTING CONC. SIDEWALK
F.H.
GAS M.
ELECT. SWITCHGEAR
EXIT
K-BRACE
Existing Demising Wall
UNIT B
85,918 S.F.
37'-0"

EXHIBIT B

LETTER OF CREDIT

(Letterhead of a money center bank
acceptable to the Landlord)

DATE

____________________________ ("**Beneficiary**")
c/o Majestic Realty Co.
13191 Crossroads Parkway North, 6th Floor
City of Industry, CA 91746

Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of [name of tenant]_______ ("**Applicant**"), the amount of___________________ Dollars ($___________).

Funds under this Letter of Credit are available to the Beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by an officer, general partner or other parties ("**Representative**") authorized to execute this document on behalf of Beneficiary when accompanied by the original or copy of this Letter of Credit and a written statement signed by a Representative of Beneficiary, certifying that such monies are due and owing to Beneficiary, and a sight draft executed and endorsed by a Representative of Beneficiary.

This Letter of Credit is transferable in its entirety. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

If a drawing is made against this Letter of Credit, then within five (5) days of such drawing the Letter of Credit amount shall be increased to an amount equal to the drawing.

All bank charges (including, without limitation to, all Beneficiary's bank charges) incurred in obtaining, maintaining, transferring, modifying or drawing upon the L-C are for the account of the Applicant.

This Letter of Credit shall have an initial term of one (1) year. It is a condition of this Letter of Credit that it shall be automatically renewed without the need for notice for successive, additional one (1) year periods unless, at least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

Notwithstanding the above, this Letter of Credit will have a full and final expiration date of [sixty (60) days after Lease Termination].

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication 600 and is otherwise governed by the law of the State of California.

Very truly yours,

(Name of Issuing Bank)

By:______________________________

EXHIBIT "C"



25
26
63'-0"
3'-11 1/8"
12'-0"
8'-0"
16'-0"
8'-0"
12'-0"
20'-0"
DN
A
B
C
4'-0"
22'-1 5/8"
EQ.
38'-3 5/8"
7'-5"
58'-0"
11'-5"
19'-8 3/8"
ROUGH-IN PLUMBG. FOR FUTURE RESTROOM
MTL. LADDER TO PLATFORM ABOVE TOILET
110
23'-0 1/2"
101
11'-2 1/4"
102
12'-10 3/4"
103
104
105
106
107
108
109
FD
REF. N.I.C.
COPIER
FAX
New 4'x3' Window
New Door
Remove Server Box
368 SF
10'-0 1/8"
13'-5 1/2"
38'-3 5/8"
5'-0"
13'
13'-10"
58'-0"
28'
PROPOSED ADDITION
Relocate Door
Board of existing glazing
EXISTING OFFICE = 1,622 SF
ADDITION = 366 SF
TOTAL = 1,988 SF
New Door
TYP.
2'-0"
2'-1 1/2"
1'-0"
7'-11"
7'-0"
11'-1 1/2"
10'-8"
10'-8"
24'-11"
23'-5 1/2"
48'-4 1/2"
D

Legend

▼ Telephone/Data Jacks. Final location to be determined out in the field

A OFFICE FLOOR PLAN

EXHIBIT D

HAZARDOUS MATERIALS

[To be attached by Tenant prior to execution.]

EXHIBIT E

LEASE TERM DATES

To: ______________________________
____
____
____

Re: Standard Industrial Real Estate Lease dated ________________, 20__, between ______________________, a ____________________________________ (**"Landlord"**), and ____________________________, a ________________________ (**"Tenant"**) concerning the property commonly known as ____, **California** (**"Property"**).

Gentlemen:

In accordance with the Standard Industrial Real Estate Lease (the "**Lease**"), we wish to advise you and/or confirm as follows:

1. The Lease Term shall commence as of _______________ for a term of ______________ ending on ______________.

2. That in accordance with the Lease, Rent commenced to accrue on ______________________.

3. The total Base Rent to be paid pursuant to the terms of said Lease is not less than $________________ and no Base Rent has been paid more than one month in advance.

4. Rent is due and payable in advance on the first day of each and every month during the Lease Term. Your rent checks should be made payable to ____ at ________________________________.

"LANDLORD":

________________________________,
a ______________________________

By:______________________________
Its:______________________________

By:______________________________
Its:______________________________

Agreed to and Accepted as of __________________, 20__.

"Tenant":

[TENANT NAME AND LEGAL ENTITY],

By:______________________________

Its:______________________________